UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/07/2006

CV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21643

Delaware	43-1570294
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3172 Porter Drive, Palo Alto, CA 94304
(Address of principal executive offices, including zip code)

650-384-8500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On July 7, 2006, CV Therapeutics publicly disseminated a press release announcing that the Data Safety Monitoring Board (DSMB) overseeing the MERLIN TIMI-36 study of Ranexa(R) (ranolazine extended-release tablets) had its last scheduled meeting and recommended that the study continue to completion as planned. The foregoing description is qualified in its entirety by reference to our press release dated July 7, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)Exhibits
99.1 Press Release dated July 7, 2006

*****

Forward-Looking Statements. This report includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or our future clinical or product development, financial performance, regulatory review of our products or product candidates, or commercialization efforts. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes" "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology. These statements reflect only management's current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this report are set forth under the heading "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as may be updated from time to time by our future filings under the Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV THERAPEUTICS, INC.

Date: July 10, 2006	By:	/s/ TRICIA BORGA SUVARI
TRICIA BORGA SUVARI
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated July 7, 2006.